AMENDMENT TWO TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT TWO TO REVOLVING CREDIT AGREEMENT ("Amendment") is made effective as of February 29, 2008, by and between **CHATSWORTH DATA CORPORATION**, a California corporation ("Borrower") and **BANK OF OKLAHOMA, N.A.** ("Lender").

RECITALS

A. Reference is made to the Revolving Credit Agreement dated December 1, 2006, and amended as of November 30, 2007, between Borrower and Lender (as amended, the "Credit Agreement") pursuant to which currently exists a $3,000,000 revolving line of credit.

B. Borrower has requested that Lender (i) waive Borrower's noncompliance with the financial covenants under the Credit Agreement, and (ii) extend the maturity of the $3,000,000 revolving line of credit to February 28, 2009; and Lender is willing to accommodate Borrower's request pursuant to the terms and conditions set forth in this Amendment. Terms used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Lender do hereby agree as follows:

1. Amendments to Credit Agreement.

1.1. The Credit Agreement is hereby amended to reflect that the Guarantor, Adera Mines Limited, a Nevada corporation, has changed its name to "CHATSWORTH DATA SOLUTIONS, INC." Section 1.4 (AML) is hereby amended to reflect that "Adera Mines Limited" shall now mean and read "Chatsworth Data Solutions, Inc. (formerly known as Adera Mines Limited)". All references throughout the Credit Agreement and other Loan Documents to "AML" shall now mean Chatsworth Data Solutions, Inc.

1.2. Section 1.38 (Standby Letter of Credit Fee) is hereby deleted and replaced with the following:

> "1.38. 'Standby Letter of Credit Fee' means a fee equal to 2.0% of the aggregate face amount of all outstanding Standby Letters of Credit, payable quarterly on the 1st day of each January, April, July and October."

1.3. Section 1.39 (Termination Date) is hereby amended to evidence that the Termination Date shall now be February 28, 2009.

1.4. A new Section 2.4 is hereby added, as follows:

> "2.4 Unused Portion Fee. Borrower shall pay to the Lender a fee from the date hereof to the Termination Date, computed at a rate equal to One Percent (1%) per annum on the average daily amount of the unused portion of the $3,000,000 Revolving Line payable quarterly on the 1st day of each January, April, July and October and on the Termination Date or such earlier date as the Commitment shall terminate as provided herein, commencing July 1, 2008."

1.5. A new Section 6.7.10 is hereby added, as follows:

"6.7.10. Monthly Financial Statements. As soon as available and in any event within twenty (20) days after the end of each calendar month, Borrower shall deliver to Lender a Compliance Certificate, interim balance sheets of Borrower as of the end of such month, statements of income and retained earnings of Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, and statements of cash flow of Borrower for the portion of the fiscal year ended with the last day of such month, all in sufficient detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower (subject to normal year end audit adjustments)."

1.6. Section 8.1 (Funded Debt to EBITDA) is hereby deleted in its entirety.

1.7. A new Section 8.1 is hereby added, as follows:

"8.1. Maximum Net Borrowing. Commencing the date hereof, and calculated on a monthly basis through the date on which Borrower's July 31, 2008, financial statements are received by Lender, the balance outstanding under the $3,000,000 Line Note *minus* Borrower's Cash, as reported on Borrower's most recent monthly balance sheet, in accordance with GAAP, shall not at any time exceed $1,200,000."

1.8. Section 8.2 (Fixed Charge Coverage Ratio) is hereby deleted and replaced with the following:

"Fixed Charge Coverage Ratio. Maintain at all times a ratio of EBITDA to Total Fixed Charges of not less than 1.20 to 1.00, calculated monthly based on a rolling twelve-month basis beginning upon receipt of the July 31, 2008 interim financial statements. For purposes hereof, 'EBITDA' shall mean the sum of net income, interest, taxes, depreciation, amortization and capital contributions occurring within the rolling four-quarter period, subject to Lender approval, plus or minus extraordinary losses or gains, subject to Lender approval, and 'Total Fixed Charges' shall mean the sum of consolidated cash interest, cash taxes, scheduled principal payments and capital lease payments, cash dividends and other distributions (including advances to CDSI), and maintenance capital expenditures."

1.9. A new Section 8.3 is hereby added, as follows:

"8.3. Minimum Net Capital Investment. Commencing upon receipt of the July 31, 2008 interim financial statements, and calculated monthly thereafter, Borrower's total assets minus total liabilities, in accordance with GAAP, plus or minus payments due from or to CDSI, shall be not less than $1,250,000."

2. Conditions Precedent. Borrower shall execute and/or deliver to Lender the following documents and other items on or before closing of this Amendment:

2.1. This Amendment with all appropriate Schedules;

2.2. $3,000,000 Promissory Note, in form and content as set forth on Schedule "2.2" hereto;

2.3. The following with regard to CDSI: (i) a Certificate of Good Standing from CDSI's state of incorporation and such other states in which CDSI does business and is required to domesticate or otherwise register; (ii) a copy of all amendments to the articles of incorporation of Adera Mines Limited, verifying the name change to Chatsworth Data Solutions, Inc.; (iii) a copy of any amendments to AML/CDSI's bylaws; and (iv) a Secretary's Certificate, in form and content as set forth on Schedule "2.3" hereto.

2.4. Evidence satisfactory to Lender showing a capital investment has been made in Borrower in the amount of $1,000,000;

2.5. Payment to Lender of a Waiver Fee in the amount of $22,500.00;

2.6. Payment to Lender of a Commitment Fee in the amount of $25,000.00; and

2.7. Any other instruments, documents or agreements reasonably requested by Lender in connection herewith.

3. Borrower's Ratification. Borrower hereby ratifies and confirms the Credit Agreement, and all related instruments, documents and agreements executed and/or delivered to Lender in connection therewith, including without limitation the Security Agreement, and Borrower hereby acknowledges and agrees that they remain in full force and effect.

4. Borrower Representations. Borrower, as inducement for Lender to enter into this Amendment, hereby represents and warrants to Lender the following: (i) no Initial Default or Matured Default exists under the Credit Agreement, or will result from the execution and/or performance hereunder; (ii) all representations and warranties made in the Credit Agreement remain true and correct as of the date hereof; and (iii) all schedules to the Credit Agreement remain true and correct.

5. Waiver of Default. Lender hereby waives the Event of Default caused by Borrower's failure to comply with the financial covenants (Funded Debt to EBITDA and Fixed Charge Coverage Ratio) as set forth in the Credit Agreement for the quarter ending January 31, 2008. This waiver by Lender is specific to only the events and dates stated herein, and shall not preclude any other or further exercise by Lender of its right to declare an Event of Default or the exercise of any other right, power or remedy by Lender.

6. Governing Law and Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

7. No Change. Except as expressly amended hereby, the Credit Agreement, and all other Loan Documents, shall remain in full force and effect and be unchanged.

8. Costs. Borrower agrees to pay all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment, including without limitation the fees and costs of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

9. USA PATRIOT ACT NOTIFICATION. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if

Borrower is an individual, Lender will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

10. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower has hereunto set his hand, and Lender has accepted this Amendment, to be effective as of the day and year first above written.

"Borrower"

CHATSWORTH DATA CORPORATION,
a California corporation

By ______________________
Clayton Woodrum, Chief Financial Officer/
Secretary

"Lender"

BANK OF OKLAHOMA, N.A.

By ______________________
Matt Crew, Vice President

Ratification of Guaranty

The undersigned Guarantor hereby ratifies and confirms its Guaranty Agreement dated December 1, 2006, and acknowledges and agrees that the Guaranty Agreement shall remain in full force and effect notwithstanding the amendments to the Credit Agreement set forth in this Amendment.

CHATSWORTH DATA SOLUTIONS, INC.
(formerly known as ADERA MINES LIMITED),
a Nevada corporation

By ______________________
Clayton Woodrum, Chief Financial Officer/Secretary